UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

INDUSTRIAL PROPERTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55376	61-1577639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of Principal Executive Offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of the Exchange on which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 7, 2019, Industrial Property Trust Inc., a Maryland corporation (the “Company”), Industrial Property Operating Partnership LP, a Delaware limited partnership and the operating partnership of the Company (“Operating Partnership”), Industrial Property Advisors Group LLC, a Delaware limited liability company and the sponsor of the Company (“Sponsor”), Industrial Property Advisors LLC, a Delaware limited liability company and the external advisor of the Company (“Advisor”), and Academy Partners Ltd. Liability Company, a Colorado limited liability company and an affiliate of the Sponsor (“Academy Partners”), entered into a Master Reorganization and Transaction Agreement (the “Master Reorganization Agreement”) to engage in certain transactions to restructure the Sponsor’s and the Advisor’s interests in the Company in connection with and following the Company’s sale of substantially all of its assets to affiliates of Prologis, L.P. (“Prologis”) pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of August 20, 2019, by and among the Company, Prologis and Rockies Acquisition LLC, a wholly owned subsidiary of Prologis (the “Asset Sale”).

The Master Reorganization Agreement provides that the Company, the Operating Partnership and the Advisor enter into an amendment to the Amended and Restated Advisory Agreement (2019), dated as of June 12, 2019 (the “Advisory Agreement”), to reduce the advisory fees payable to the Advisor in connection with the Asset Sale by an amount equal to approximately $75.0 million. On October 7, 2019, the Company, the Operating Partnership and the Advisor entered into the Amendment to Amended and Restated Advisory Agreement (2019) (the “Advisory Agreement Amendment”).  Pursuant to the Advisory Agreement Amendment, the parties thereto agreed that solely with respect to any disposition involving the properties owned 100% by the Operating Partnership (the “Wholly Owned Portfolio”) (which disposition includes the Asset Sale), the asset management fee owed to the Advisor under the Advisory Agreement is reduced from 2.5% to 0.6203% of the “Contract Sales Price” (as defined in the Advisory Agreement).  The Advisory Agreement Amendment also provides that Company remains obligated to pay such asset management fee in the event that the Company consummates a disposition involving the Wholly Owned Portfolio pursuant to one or more definitive agreements entered into during the term of the Advisory Agreement (including the Asset Sale), even if the Advisor is terminated by the Company without cause prior to the closing of such disposition.

The Master Reorganization Agreement also provides that the Company, the Operating Partnership and the Sponsor enter into an amendment to the Second Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP (the “Operating Partnership LPA”) to increase the profits interest of the Sponsor in the Operating Partnership. On October 7, 2019, the Company, the Operating Partnership and the Sponsor entered into the Amendment to Second Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP (the “LPA Amendment”).  The LPA Amendment provides that, effective as of January 1, 2019, distributions of net sales proceeds will be made (i) with respect to the sale by the Company of its Wholly Owned Portfolio: (A) first, 100% to the holders of limited partnership interests in the Operating Partnership in proportion to their ownership interest in the Operating Partnership until the Company (and its stockholders) have received cumulative distributions equal to its capital contributions plus a 6.5% per annum return (the “Distribution Hurdle Requirement”), and (B) second, 85% to the holders of limited partnership interests in the Operating Partnership in proportion to their ownership interest in the Operating Partnership and 15% to the special limited partner in the Operating Partnership, and (ii) thereafter, assuming the Distribution Hurdle Requirement has been previously met, 65% to the holders of limited partnership interests in the Operating Partnership in proportion to their ownership interest in the Operating Partnership and 35% to the special limited partner in the Operating Partnership.  In addition, the LPA Amendment provides that, effective as of January 1, 2019, distributions of cash other than net sales proceeds will be made (i) prior to the sale by the Company of its Wholly Owned Portfolio, 100% to the holders of limited partnership interests in the Operating Partnership in proportion to their ownership interest in the Operating Partnership, and (ii) thereafter, 65% to the holders of limited partnership interests in the Operating Partnership in proportion to their ownership interest in the Operating Partnership and 35% to the special limited partner in the Operating Partnership.

The Master Reorganization Agreement also provides that, prior to the closing of the Asset Sale, the Sponsor will accept an assignment of all rights to the trademark and all related rights and goodwill, world-wide, to the mark “Industrial Properties Trust” (collectively, the “IPT Intellectual Property”) from Academy Partners and an assignment from the Advisor of all of its rights under the Advisory Agreement, and the Sponsor will assume the obligations of the Advisor under the Advisory Agreement.  Following such actions and prior to the closing of the Asset Sale, the Sponsor has agreed to capitalize IPT Advisor LLC, an affiliate of the Sponsor (“New Advisor”), by contributing to it (i) the IPT Intellectual Property, (ii) the Advisory Agreement, and (iii) the Sponsor’s special limited partnership interests in the Operating Partnership.  As a result of such contribution transactions, New Advisor will be the Company’s new external advisor and will be substituted for the Sponsor as the special limited partner in the Operating Partnership.

The Master Reorganization Agreement also contemplates that immediately following the closing of the Asset Sale, New Advisor will make an in-kind contribution to the Operating Partnership, in the form of an assignment of the IPT Intellectual Property, which IPT Intellectual Property the Company currently licenses from an affiliate of the Sponsor under a non-exclusive license terminable by either party on short notice. In exchange for such in-kind contribution of the IPT Intellectual Property, the Operating Partnership will issue to New Advisor a preferred equity capital interest in the Operating Partnership having a preference on distributions from the Operating Partnership equal to $10.0 million, which amount was determined by reference to the appraised fair market value of the IPT Intellectual Property (the “Preference”). In connection therewith, pursuant to the Master Reorganization Agreement, the Company and the Operating Partnership have agreed to amend and restate the Operating Partnership LPA immediately following the closing of the Asset Sale to provide that distributions by the Operating Partnership will be made, after any distributions necessary to maintain the Company’s status as a real estate investment trust, (i) first, 100% to pay the Preference described above, and (ii) then, 65% to the holders of limited partnership interests in the Operating Partnership in proportion to their ownership interest in the Operating Partnership and 35% to the special limited partner in the Operating Partnership.

The Company relies on the Advisor to manage its day-to-day activities and to implement its investment strategy. The Advisor, New Advisor and Academy Partners are wholly owned by the Sponsor. The Sponsor is the special limited partner in the Operating Partnership and owned 100 special partnership units in the Operating Partnership as of October 7, 2019. The Sponsor is presently directly or indirectly majority owned, controlled and/or managed by the estate of John A. Blumberg, James R. Mulvihill and Evan H. Zucker, Chairman of the board of directors of the Company, and/or their affiliates. Dwight L. Merriman III, chief executive officer and a director of the Company, Thomas G. McGonagle, chief financial officer of the Company, and Joshua J. Widoff, managing director, chief legal officer and secretary of the Company, each has an indirect ownership interest in the Sponsor.  The agreements described above and the transactions contemplated thereby were unanimously approved by the independent directors of the board of directors of the Company.

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits furnished herewith, contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform of 1995. These forward-looking statements generally can be identified by use of statements that include words such as “intend,” “plan,” “may,” “should,” “could,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended and Restated Agreement and Plan of Merger, dated as of August 20, 2019, by and among the Company, Prologis and Rockies Acquisition LLC (the “Merger Agreement”); (ii) the failure of the Company to obtain the requisite vote of stockholders required to consummate the proposed transaction or the failure to satisfy the other closing conditions to the Asset Sale or any of the other transactions contemplated by the Merger Agreement; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the transaction on the ability of the Company to retain key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; (vi) the outcome of any legal proceedings that may be instituted against the Company and others related to the Merger Agreement; (vii) the risk that the Asset Sale, or the other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; (viii) the ability of the

Company to implement its operating strategy; (ix) the Company’s ability to manage planned growth; (x) changes in economic cycles; and (xi) competition within the real estate industry. In addition, these forward-looking statements reflect the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Additional factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to, the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 6, 2019, as amended by the Company’s Form 10-K/A filed with the SEC on April 10, 2019, the “Risk Factors” section of subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a meeting of its stockholders to obtain the requisite stockholder approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available) containing information about the proposed transactions, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov and the Company’s website at www.industrialpropertytrust.com. In addition, stockholders may obtain free copies of the proxy statement and other documents filed by the Company with the SEC (when available) by directing a written request to the following address: Industrial Property Trust Inc., Attention: Investor Relations, 518 Seventeenth Street, 17th Floor, Denver, CO 80202.

The Company, Industrial Property Advisors LLC, the Company’s external advisor, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the transaction. Information about these persons and their ownership of common stock of the Company is set forth in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, which was filed with the SEC on April 10, 2019. Stockholders may obtain additional information regarding the direct and indirect interests of the Company, Industrial Property Advisors LLC and their respective executive officers and directors in the transaction by reading the proxy statement regarding the Asset Sale when it becomes available.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1

Master Reorganization and Transaction Agreement, dated as of October 7, 2019, by and among Industrial Property Trust Inc., Industrial Property Operating Partnership LP, Industrial Property Advisors Group LLC, Industrial Property Advisors LLC, and Academy Partners Ltd. Liability Company.

10.2

Amendment to Amended and Restated Advisory Agreement (2019), dated as of October 7, 2019, by and among Industrial Property Trust Inc., Industrial Property Operating Partnership LP and Industrial Property Advisors LLC.

10.3

Amendment to Second Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP, dated as of October 7, 2019, by and among Industrial Property Trust Inc., Industrial Property Operating Partnership LP and Industrial Property Advisors Group LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2019	INDUSTRIAL PROPERTY TRUST INC.

	BY:	/s/ Thomas G. McGonagle
Thomas G. McGonagle
Managing Director, Chief Financial Officer